UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 30, 2007

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13450 Stowe Dr., Poway, California	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal officers; Election of Directors; Appointment of Principal officers.

(b) Director Refuses to Stand for Re-election.

and

Item 7.01.  Regulation FD Disclosure.

On January 30, 2007 Aldila, Inc. (“Aldila”) received a letter from Lloyd Miller dated January 25, 2007 in which Mr. Miller indicated that he will not seek reelection to Aldila’s Board of Directors at the 2007 shareholders meeting.

In addition to being a member of Aldila’s Board of Directors, Mr. Miller is a member of its Executive, Compensation and Nominating Committees.  Mr. Miller will continue to serve for the remainder of his current term.

Mr. Peter Mathewson, Chairman of the Board and President said, “Mr. Miller has served as a director of Aldila since 2001.  We are very grateful for all of his hard work and many contributions.  We will miss him and we wish him well in his future ventures.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Lloyd I. Miller III letter to Aldila, Inc., dated January 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2007	Aldila, Inc.

/s/ Robert J. Cierzan
Robert J. Cierzan
Chief Financial Officer, Vice President,
Secretary and Treasurer